SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 13, 2004



                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)




    Maryland                    001-07172                       13-2755856
-------------------------------------------------------------------------------
(State or other          (Commission file No.)                 (IRS Employer
  jurisdiction of                                                 I.D. No.)
  incorporation)


      60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
      -------------------------------------------------------------
      (Address of principal executive offices)            (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------


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Item 7.01.   Regulation FD Disclosure.

         Attached hereto as an exhibit is a copy of a Press Release issued by the registrant on December 13, 2004. The Release which is being furnished to the Securities and Exchange Commission, discloses information regarding the registrant's results of operations for the quarter and year ended September 30, 2004.



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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                BRT REALTY TRUST



Date:     December 14, 2004      By:  /s/ Simeon Brinberg
                                 -----------------------------------
                                 Simeon Brinberg
                                 Secretary


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                                     EXHIBIT
                                BRT REALTY TRUST
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021
                            Telephone (516) 466-3100
                               Fax (516) 466-3132
                                www.BRTRealty.com

                                BRT REALTY TRUST
                         ANNOUNCES RESULTS OF OPERATIONS
                FOR THE QUARTER AND YEAR ENDED SEPTEMBER 30, 2004

Great Neck, New York, December 13, 2004 -- BRT Realty Trust (NYSE:BRT) today announced that for the three months ended September 30, 2004 it had total revenues of $5,429,000 and net income of $3,148,000, or $0.40 per share on a diluted basis. Net income for the quarter ended September 30, 2004 includes a net gain on sale of real estate assets of $111,000 , or $.01 per share, and equity in earnings of unconsolidated joint ventures of $128,000 , or $.02 per share. This compares with total revenues, net income and net income per share on a diluted basis of $3,395,000, $3,888,000 and $.51 per share, respectively, for the three months ended September 30, 2003. Net income for the three months ended September 30, 2003 includes a net gain on sale of available for sale securities of $1,718,000, or $.22 per share, net gain on sale of real estate assets of $104,000, or $.01 per share, and equity in earnings of unconsolidated ventures of $392,000 , or $.05 per share. If the gain realized on the sale of available for sale securities and gain on sale of real estate assets are not taken into account in either three month period, net income and net income per share would be $3,037,000 and $.39 per share, respectively, for the three months ending September 30, 2004 and $2,066,000 and $.27 per share, respectively, for the three months ending September 30, 2003. The weighted average number of common shares outstanding on a diluted basis was 7,738,328 and 7,655,934 for the three months ended September 30, 2004 and 2003, respectively.

BRT also announced that for the fiscal year ended September 30, 2004 it had total revenues of $18,583,000 and net income of $12,002,000, or $1.55 per share on a diluted basis. Net income for the September 30, 2004 twelve month period includes a gain on sale of available-for- sale-securities of $1,641,000, or $.21 per share, a gain on sale of real estate assets of $1,261,000, or $.16 per share, and equity in earnings of unconsolidated real estate ventures of $202,000 or $.03 per share. For the prior fiscal year ended September 30, 2003, BRT reported total revenues of $14,804,000 and net income of $13,683,000, or $1.80 per share on a diluted basis. Net income for the September 30, 2003 twelve month period includes a gain on sale of available-for-sale securities of $4,332,000, or $.57 per share, a gain on sale of real estate assets of $499,000, or $.07 per share, and equity in earnings of unconsolidated real estate ventures of $479,000, or $0.06 per share. If the gain realized on the sale of available for sale securities and the gain from sale of real estate assets are not taken into account in either year net income and net income per share would be $9,100,000, or $1.18 per share, respectively, for the fiscal year ended September 30, 2004 and $8,852,000, or $1.17, respectively for the fiscal year ended September 30, 2003. The weighted average number of common shares outstanding on a diluted basis was 7,734,364 and 7,595,434 for the twelve months ended September 30, 2004 and September 30, 2003, respectively.

Commenting on the results of operations for the three months and year ended September 30, 2004 Jeffrey Gould, President and Chief Executive Officer of BRT stated that the increase in revenues quarter over quarter and year over year was due primarily to the increased volume of loan originations which caused an increase in the average balance of loans outstanding in each current period, offset to a limited extent by a decline in the average rate earned on the loan portfolio. Commenting further, Mr. Gould noted that interest expense, the advisor's fee and general and administrative expenses each increased in both the 2004 quarter and the 2004 fiscal year as a result of the increased level of the company's business activity. Real estate operating expenses decreased by a small amount quarter versus quarter, but increased by $856,000 year over year as a result of legal fees and expenses incurred in 2004 in defending a lawsuit relating to a property previously owned by the Company, which was satisfactorily resolved in 2004.

BRT Realty Trust is a mortgage-oriented real estate investment trust.

Certain information contained herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact:  Simeon Brinberg - (516) 466-3100








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

                                BRT REALTY TRUST
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                    (In Thousands except for Per Share Data)

                                                                           Three Months Ended            Year Ended
                                                                              September 30,             September 30,
                                                                              -------------             -------------
                                                                          2004          2003          2004         2003
                                                                          ----          ----          ----         ----

Revenues:                                                                 $5,429        $3,395       $18,583      $14,804

Expenses (1)                                                               2,509         1,713         9,642        6,388
                                                                          ------       -------       -------      -------

Income from before equity in earnings of unconsolidated joint ventures, gain on sale of available-for-sale securities,
   minority interest and discontinued operations                           2,920         1,682         8,941        8,416

Equity in earnings of unconsolidated joint ventures                          128           392           202          479
                                                                          ------        ------        ------      -------

Income from before gain on sale of available-for-sale securities,
   minority interest and discontinued operations                           3,048         2,074         9,143        8,895
Gain on sale of available-for -sale securities                                 -         1,718         1,641        4,332
Minority interest                                                            (11)           (8)          (43)         (43)
                                                                          ------        ------        ------      -------

Income before discontinued operations                                      3,037         3,784        10,741       13,184

Discontinued operations
    Gain on sale of real estate assets                                       111           104         1,261          499
                                                                          ------        ------        ------      -------

Net income                                                                $3,148        $3,888       $12,002      $13,683
                                                                          ======        ======       =======      =======

Income per share of beneficial interest:

Income from continuing operations                                         $  .40        $  .50       $  1.41      $  1.76
Discontinued operations                                                      .01           .02           .17          .07
                                                                          ------        ------       -------      -------
Basic earnings per share                                                  $  .41        $  .52       $  1.58      $  1.83
                                                                          ======        ======       =======      =======

Income from continuing operations                                         $  .39        $  .49       $  1.39      $  1.73
Discontinued operations                                                      .01           .02           .16          .07
                                                                          ------        ------       -------      -------
Diluted earnings per share                                                $  .40        $  .51       $  1.55      $  1.80
                                                                          ======        ======       =======      =======

Cash distributions per common share                                       $  .48        $  .36       $  1.79      $  1.30
                                                                          ======        ======       =======      =======

Weighted average number of common shares outstanding:

Basic                                                                  7,652,108     7,527,173     7,617,116    7,470,608
                                                                       =========     =========     =========    =========
Diluted                                                                7,738,328     7,655,934     7,734,364    7,595,434
                                                                       =========     =========     =========    =========


(1) Includes $779,000 and $19,000 of litigation costs and expenses in the three months ending June 30, 2004 and 2003, respectively. Includes $919,000 and
$19,000 of litigation costs and expenses in the nine months ending June 30, 2004 and 2003, respectively. The litigation was concluded in June, 2004.
